Exhibit 99.1

HMS Holdings Corp.
401 Park Avenue South
New York, New York 10016
(212) 685-4545
(212) 857-5004 (fax)
PRESS RELEASE

Release:	October 31, 2005

Contact:	Laura Jo Snyder-Cruz, Investor Relations
(212) 857-5423
(212) 857-5973 (fax)
E-Mail: ir@hmsy.com
http://www.hmsholdings.com
HMS Holdings Corp. Announces Third Quarter Results
     NEW YORK, October 31, 2005 — HMS Holdings Corp. (Nasdaq: HMSY) announced results today for the quarter ended September 30, 2005, reporting revenue of $17.4 million, an increase of $5.0 million or 41% from the $12.4 million reported for the third quarter of the prior year. HMSY reported income from continuing operations of $3.8 million or $0.17 per diluted common share for the third quarter of 2005, versus income from continuing operations of $1.1 million or $0.05 per diluted common share during the third quarter of the prior year. Loss from discontinued operations was $0.2 million or $0.01 per diluted common share for the third quarter of 2005, compared to income of $0.4 million or $0.02 per diluted common share during the third quarter of the prior year. HMSY reported net income of $3.6 million or $0.16 per diluted common share for the third quarter of 2005, compared to net income of $1.5 million or $0.07 per diluted common share during the third quarter of the prior year.
     Revenue from Health Management Systems, Inc. (HMS), our subsidiary that provides cost containment and coordination of benefits services to state Medicaid agencies and managed care organizations, was $13.3 million for the third quarter of 2005 compared to $10.9 million for the third quarter of the prior year. This 22% growth reflects increased revenue from existing customers as well as an increase in the number of customers. Revenue from Reimbursement Services Group Inc. (RSG), our subsidiary that provides Medicare cost reporting services, was $3.9 million for the third quarter of 2005 compared to $1.5 million for the third quarter of the prior year. This growth is reflective of the cost report adjudication timetable of the Medicare intermediaries to which RSG’s clients submit cost reports for reimbursement; that timetable was skewed to the third quarter in 2005.
     As previously announced, we sold our Accordis business on August 31, 2005. The current quarter results of discontinued operations include income from operations of $948,000 or $0.04 per fully diluted share and a loss on sale of $1,157,000 or $0.05 per fully diluted share.
     For the year to date, consolidated HMS and RSG revenue is 18% ahead of 2004 levels, and for the full year should come in slightly higher than the previously disclosed estimate of 15% growth. We anticipate fully diluted income per share from continuing operations for 2005 will be at the high end of our previously disclosed range of $0.32 to $0.36 per share, versus 2004’s income from continuing operations per fully diluted share of $0.24. As we have noted in the past, the project nature of much of HMS’s and RSG’s business can result in

HMS Holdings Corp.
401 Park Avenue South
New York, New York 10016
(212) 685-4545
(212) 857-5004 (fax)
an uneven revenue stream and thus expectations for 2005 are based on an annual comparison to 2004 and are not necessarily applicable on a sequential or year-over-year quarterly basis.
PRESS RELEASE
     HMSY will be hosting its third quarter results conference call with the investment community on November 1, 2005 at 10:00 A.M. Eastern Time. The conference call will include listen-only capability for individual investors and interested parties. The conference call number is (877) 272-8639, Conference ID #1600574. The conference call will be available for replay at (212) 857-5423 until November 18, 2005. This press release and the included earnings statements will be available at www.hmsholdings.com indefinitely.
     The HMS Holdings Corp. Form 10-Q for the period ended September 30, 2005 will be filed and available on our website www.hmsholdings.com on or about November 8, 2005, and will contain additional information about our results of operations for the fiscal year to date. Shareholders and interested investors are also welcome to contact us through our Investor Relations phone number, 212-857-5423. Following the filing of the Form 10-Q, corporate executives will be available to respond to inquiries from shareholders and interested investors.
# # #
     HMS Holdings Corp. provides cost containment, coordination of benefits and cost reporting services to healthcare payors and providers. We help our clients increase revenue and reduce operating and administrative costs.
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2004. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, “believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.
# # #

HMS Holdings Corp.
401 Park Avenue South
New York, New York 10016
(212) 685-4545
(212) 857-5004 (fax)
PRESS RELEASE
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(unaudited)

	Three months ended Sept. 30,		Nine months ended Sept. 30,
	2005	2004	2005	2004
Revenue	$17,435	$12,383	$42,796	$36,105

Cost of services:
Compensation	6,974	5,490	19,096	17,097
Data processing	1,273	1,003	3,375	2,958
Occupancy	1,215	1,076	3,347	3,093
Direct project costs	2,822	2,219	7,187	6,402
Other operating costs	1,472	1,542	4,620	4,145

Total cost of services	13,756	11,330	37,625	33,695

Operating income	3,679	1,053	5,171	2,410
Net interest income	328	83	776	201

Income from continuing operations before income taxes	4,007	1,136	5,947	2,611
Income taxes	200	39	255	61

Income from continuing operations	3,807	1,097	5,692	2,550

Discontinued operations:
Income (loss) from operations	948	371	803	(213)
Loss on sale of discontinued operations	(1,157)	—	(1,157)	—

Income (loss) from discontinued operations	(209)	371	(354)	(213)

Net income	$3,598	$1,468	$5,338	$2,337

Basic income per share data:
Income per share from continuing operations	$0.19	$0.06	$0.29	$0.13
Income (loss) per share from discontinued operations	(0.01)	0.02	(0.02)	(0.01)

Net income per basic share	$0.18	$0.08	$0.27	$0.12

Weighted average common shares outstanding, basic	19,948	19,213	19,770	19,003

Diluted income per share data:
Income per share from continuing operations	$0.17	$0.05	$0.25	$0.12
Income (loss) per share from discontinued operations	(0.01)	0.02	(0.02)	(0.01)

Net income per diluted share	$0.16	$0.07	$0.23	$0.11

Weighted average common shares outstanding, diluted	22,933	22,265	22,827	22,179

HMS Holdings Corp.
401 Park Avenue South
New York, New York 10016
(212) 685-4545
(212) 857-5004 (fax)
PRESS RELEASE
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(unaudited)

	September 30,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$5,861	$9,196
Short-term investments	32,050	22,500
Accounts receivable, net	18,309	13,544
Prepaid expenses and other current assets	3,713	3,196
Current assets of discontinued operations	—	10,605

Total current assets	59,933	59,041

Property and equipment, net	5,007	4,183
Goodwill, net	2,382	2,382
Deferred income taxes, net	6,650	6,939
Other assets	5,398	37
Noncurrent assets of discontinued operations	—	4,081

Total assets	$79,370	$76,663

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable, accrued expenses and other liabilities	$9,993	$11,228
Current liabilities of discontinued operations	—	3,666

Total current liabilities	9,993	14,894

Other liabilities	1,550	1,371

Total liabilities	11,543	16,265

Commitments and contingencies

Shareholders’ Equity
Preferred stock — $.01 par value;	—	—
5,000,000 shares authorized; none issued
Common Stock — $.01 par value;
45,000,000 shares authorized;
21,698,325 shares issued and 20,035,479 shares outstanding at September 30, 2005;
20,980,331 shares issued and 19,335,415 shares outstanding at December 31, 2004;	217	210
Capital in excess of par value	79,430	77,237
Accumulated deficit	(2,423)	(7,761)
Treasury stock, at cost; 1,662,846 and 1,644,916 shares at September 30, 2005 and December 31, 2004, respectively	(9,397)	(9,288)

Total shareholders’ equity	67,827	60,398

Total liabilities and shareholders’ equity	$79,370	$76,663

HMS Holdings Corp.
401 Park Avenue South
New York, New York 10016
(212) 685-4545
(212) 857-5004 (fax)
PRESS RELEASE
Condensed Consolidated Statements of Cash Flows
(in Thousands)
(unaudited)

	Nine months ended Sept. 30,
	2005	2004
Operating activities:
Net income	$5,338	$2,337
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Loss from discontinued operations	354	213
Loss on disposal of fixed assets	32	20
Depreciation and amortization	1,724	1,276
Changes in assets and liabilities:
Increase in accounts receivable	(4,765)	(4,454)
(Increase) decrease in prepaid expenses and other current assets	(60)	865
Increase in other assets	12	(837)
Increase in accounts payable, accrued expenses and other liabilities	(1,057)	595

Net cash provided by operating activities	1,578	15

Investing activities:
Purchases of short-term investments	(60,250)	—
Sales of short-term investments	50,700	—
Proceeds from sale of Accordis	2,000	—
Purchases of property and equipment	(2,138)	(1,463)
Investment in software	(441)	(295)

Net cash used in investing activities	(10,129)	(1,758)

Financing activities:
Proceeds from exercise of stock options	2,200	1,778
Purchases of treasury stock	(109)	—

Net cash provided by financing activities	2,091	1,778

Net increase (decrease) in cash and cash equivalents	(6,460)	35
Cash provided by (used in) discontinued operations	3,125	(893)
Cash and cash equivalents at beginning of period	9,196	26,615

Cash and cash equivalents at end of period	$5,861	$25,757

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$234	$86